UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2026
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

DE		001-35700	45-4502447
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
500 West Texas Ave.
Suite 100
Midland,	TX		79701
(Address of principal executive offices)			(Zip Code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FANG	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the leadership transition plan previously announced by Diamondback Energy, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 20, 2025 (the “Original Form 8-K”), Travis D. Stice stepped down as Executive Chairman of the Board of Directors of the Company (the “Board”) and became non-executive Chairman of the Board, in each case effective as of May 20, 2026, the date of the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”).

His full biography and, to the extent applicable, the information required by Item 404(a) of Regulation S-K with respect to Mr. Stice, are included in the Company’s definitive proxy statement on Schedule 14A, filed by the Company with the SEC on April 9, 2026 (the “2026 Proxy Statement”), and are incorporated into this Item 5.02 by reference.

As non-executive Chairman, Mr. Stice will be compensated in accordance with the Company’s compensation program for non-employee members of the Board as in effect from time to time. Through December 31, 2026, the Company will reimburse the cost of premiums for COBRA group health continuation coverage. The letter agreement with Mr. Stice setting forth the terms of his service as Executive Chairman and his transition to non-executive Chairman was filed as Exhibit 10.1 to the Original Form 8-K and is incorporated into this Item 5.02 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As discussed in Item 5.02 above, on May 20, 2026, the Company held the 2026 Annual Meeting at its headquarters located at Fasken Center, 500 West Texas Avenue, Midland, Texas 79701. At the 2026 Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the 2026 Proxy Statement. The following is a brief description of each matter voted upon and the results of such voting, including the number of votes cast for each matter and the number of votes cast against, abstentions and broker non-votes, if applicable, with respect to each matter, and with respect to Proposal 3, in favor of holding a future advisory vote on the compensation paid to the Company’s named executive officers on a one-year, two-year or three-year basis. Voting results are, when applicable, reported by rounding fractional share voting up or down to the nearest whole number.

Proposal 1

Travis D. Stice, Vincent K. Brooks, Darin G. Holderness, Rebecca A. Klein, Stephanie K. Mains, Charles A. Meloy, Mark L. Plaumann, Robert K. Reeves, Lance W. Robertson, Melanie M. Trent, Frank D. Tsuru, Kaes Van't Hof and Steven E. West were elected to serve as the Company’s directors until the 2027 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The results of the stockholder vote on Proposal 1 were as follows:

Name of Nominee	For	Against	Abstain	Non-Votes
Travis D. Stice	245,001,012	4,645,408	128,706	14,899,987
Vincent K. Brooks	233,617,270	16,010,785	147,071	14,899,987
Darin G. Holderness	248,520,600	1,119,653	134,873	14,899,987
Rebecca A. Klein	247,691,387	1,952,546	131,193	14,899,987
Stephanie K. Mains	248,489,008	1,154,952	131,166	14,899,987
Charles A. Meloy	246,700,371	2,935,825	138,930	14,899,987
Mark L. Plaumann	242,371,379	7,262,887	140,860	14,899,987
Robert K. Reeves	244,547,579	5,095,235	132,312	14,899,987
Lance W. Robertson	245,238,726	4,402,765	133,635	14,899,987
Melanie M. Trent	243,766,461	5,790,516	218,149	14,899,987
Frank D. Tsuru	248,527,638	1,113,458	134,030	14,899,987
Kaes Van't Hof	246,640,320	2,991,065	143,741	14,899,987
Steven E. West	246,404,396	3,231,042	139,688	14,899,987

Proposal 2

The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The results of the stockholder vote on Proposal 2 were as follows:

For	Against	Abstain	Non-Votes
245,941,011	3,547,122	286,994	14,899,987

Proposal 3

The Company’s stockholders approved, on an advisory basis, the frequency of holding an advisory vote on the compensation paid to the Company’s named executive officers. The results of the stockholder vote on Proposal 3 were as follows:

1 Year	2 Years	3 Years	Abstain	Non-Votes
246,338,007	371,078	2,888,098	177,944	14,899,987

In light of these results, the Board determined that the Company will hold an advisory vote on the compensation paid to the Company’s named executive officers every year. The Company will re-evaluate this determination in connection with its next stockholder advisory vote regarding the frequency of future advisory votes on the compensation paid to the Company’s named executive officers, which shall be no later than the Company’s annual meeting of stockholders in 2032.

Proposal 4

The appointment of Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending December 31, 2026 was ratified. The results of the stockholder vote on Proposal 4 were as follows:

For	Against	Abstain	Non-Votes
263,223,128	1,308,991	142,994	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	May 20, 2026
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Executive Vice President, Chief Accounting Officer and Assistant Secretary